LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of ________, 2012 by and among Universal Entertainment Group Limited, a company incorporated under the law of the British Virgin Islands, with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola (“Digital HKco’s Shareholder”), and Wizzard Software Corporation, a Colorado corporation (the “Company”).

WHEREAS, Digital HKco’s Shareholder owns 100% of the issued and outstanding shares of capital stock (the “Digital HKco Shares”) of Digital Entertainment International Ltd., a company incorporated under the law of the Hong Kong Special Administrative Region (“Digital HKco”), free and clear of any Liens;

WHEREAS, the Company wishes to acquire, and Digital HKco’s Shareholder wishes to sell, all of the Digital HKco Shares in accordance with and subject to the terms and conditions of that certain Share Exchange Agreement dated as of April 5, 2012, by and among Digital HKco’s Shareholder; Digital HKco; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd. (the “Share Exchange Agreement”) (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Share Exchange Agreement);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall issue to Digital HKco’s Shareholder at Closing (as defined in Section 2.2 of the Share Exchange Agreement) such number of shares of the Company’s common stock, par value one mill ($0.001) per share, as constitutes forty-nine percent (49%) of the Company’s issued and outstanding common stock on a fully diluted basis immediately following the Closing after issuance of such shares (the “Initial Company  Shares,” as defined in Section 2.3(a) of the Share Exchange Agreement);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall also issue to Digital HKco’s Shareholder at Closing a certain number of shares of the Company’s Series B Convertible Preferred Stock, which shares shall give Digital HKco’s Shareholder the right to convert into the Company’s common stock and increase Digital HKco’s Shareholder’s equity position in the Company  to 78% on a fully diluted basis as of the date of the Closing, upon attainment of certain milestones  in the next 12 to 18 months in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock attached as Exhibit B to the Share Exchange Agreement (the “Convertible Preferred Shares”, as defined in Section 2.3(b) of the Share Exchange Agreement); and

WHEREAS, in order to enter into the Share Exchange Agreement, the Company and Digital HKco’s Shareholder have agreed to define fifty percent (50%) of the Initial Company Shares as the “Lock-up Shares”, and Digital HKco’s Shareholder agrees not to sell any of the Lock-up Shares except in accordance with the terms and conditions set forth herein (at the Closing, Digital HKco’s Shareholder will provide a specific list of beneficiaries’ names and respective number of shares which are subject to the Lock-up);

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term.

(a) Digital HKco’s Shareholder hereby agrees not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares until a date that is twelve (12) months following the date of the Closing of the Share Exchange Agreement (the “Lock-Up Period”).

(b)   It is the intention of the parties hereto that this Lock-up Agreement shall create a first lien on the Lock-up Shares for the term of the Lock-Up Period to secure the indemnification obligations of Digital HKCo’s Shareholder under Article XI of the Share Exchange Agreement, which lien on the Lock-up Shares shall be enforceable in accordance with the New York Uniform Commercial Code in the event of any Claim under such Article XI.  The provisions of Section 1(a) notwithstanding, such lien shall not be released during the pendency of any such Claim asserted by a third party unrelated to the Company prior to the end of the Lock-Up Period to the extent of the amount of such Claim, but shall otherwise be released at the end of the Lock-Up Period.  The provisions of this Section 1(b) shall not be exclusive of any other remedies that the Company may have under the terms of the Share Exchange Agreement.

(c)  Notwithstanding the foregoing, Digital HKco’s Shareholder may transfer Shares without the prior consent of the Company in connection with (a) transfers of Lock-up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member, (b) transfers of Lock-up Shares to a charity or educational institution, (c) transfers of Lock-up Shares to any shareholder, partner or member of, or owner of similar equity interests in, Digital HKco’s Shareholder, and (d) transfers of Lock-up Shares to any corporation, partnership, limited liability company or other business entity controlled by or under common control with Digital HKco’s Shareholder, provided, in each case, that such transfer is not for value and does not violate the Securities Act of 1933, as amended, or applicable Chinese securities laws rules and regulations and further provided  that prior to any transfer of Lock-up Shares under this Section 1(c), the transferee of such Lock-up Shares shall first have executed a Lock-up Agreement on the same terms and conditions as set forth in this Agreement and shall have forwarded such executed Lock-up Agreement to the Company no later than five (5) business days prior to such transfer.

2. Ownership.  During the Lock-Up Period, Digital HKco’s Shareholder shall retain all rights of ownership in all Lock-Up Shares except as otherwise provided in this Agreement, the Share Exchange Agreement, or the Voting Agreement as defined therein.

3. Company and Transfer Agent; Legends.

(a)  The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Lock-up Shares if such transfer would constitute a violation or breach of this Agreement and/or the Share Exchange Agreement.

(b)  The following legend describing this Agreement shall be imprinted on each stock certificate representing Lock-up Shares, in addition to the usual and customary restrictive legend relating to “restricted” shares, and the transfer records of the Company’s transfer agent shall reflect such restrictions:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT AND A SHARE EXCHANGE AGREEMENT WITH THE ISSUER.  THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, GIFTED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENTS, AND ANY ATTEMPT TO DO SO SHALL BE VOID.  THESE SHARES ARE ALSO THE SUBJECT OF A LIQUIDATED DAMAGES CLAUSE OF THE SHARE EXCHANGE AGREEMENT, WHICH PROVIDES THAT, IN THE EVENT OF ANY UNCURED   MATERIAL BREACH THEREOF, THE SHARES REPRESENTED HEREBY SHALL BE IMMEDIATELY AND AUTOMATICALLY FORFEITED AND CANCELLED ON THE BOOKS AND RECORDS OF THE ISSUER, WITHOUT THE REQUIREMENT FOR DELIVERY OF THIS INSTRUMENT AND WITHOUT THE REQUIREMENT FOR THE ISSUER TO POST ANY BOND OR TAKE ANY FURTHER ACTION WHATSOEVER.

(c)  At the end of the Lock-up Period, the Company shall promptly coordinate with its transfer agent to replace the Lock-up stock certificates with new ones eliminating the above Legends upon request of Digital HKCo’s Shareholder.

4. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iii) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Wizzard Software Corporation

5001 Baum Blvd.

Suite 770

Pittsburgh, PA  15213

Attention: John Busshaus

Telephone No.: (412) 621-0902

Facsimile No.: (412) 621-2625

with copies (which copies shall not constitute notice to the Company) to:

Branden T. Burningham, Esq.

Burningham & Burningham

455 East 500 South

Suite 205

Salt Lake City, UT  84111

Tel. No.: (801) 363-7411

Fax No.: (801) 355-7126

If to Digital HKco’s Shareholder:

Address: 21 Fl., Wan-Shang Building

Shijingshan District, Beijing, China

Attn:  Bob (Zhong Bing-Bin)

Telephone: 100186-135-8190-0771

Fax: 01186-1066032873

or to such other address for either party as such party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment.  This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by each of the parties hereto.

6. Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

10. Binding Effect; Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by Digital HKco’s Shareholder without the prior written consent of the Company, except in connection with a transfer of Lock-up Shares pursuant to Section 1(c). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

WIZZARD SOFTWARE CORPORATION By: /s/Christopher Spencer Name: Christopher Spencer Title: President and Chief Executive Officer
DIGITAL HKCO’S SHAREHOLDER:
Universal Entertainment Group Limited By:/s/ Name: Title: